Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2023

Highlights of Ameris's results for the first quarter of 2023 include the following:

  Net income of $60.4 million, or $0.87 per diluted share
  Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 2.07%
  Growth in tangible book value(1) of $0.87 per share, or 11.6% annualized, to $30.79 at March 31, 2023
  Increased the allowance for credit losses to 1.21% of loans, from 1.04% at December 31, 2022, due to forecasted economic conditions
  Adjusted efficiency ratio(1) of 51.99%, compared with 56.95% in the first quarter of last year
  Nonperforming assets, excluding government-guaranteed loans, as a percentage of total assets improved one basis point to 0.33% at March 31, 2023, compared with 0.34% at December 31, 2022.
  Net interest margin of 3.76% for the first quarter of 2023
  Organic growth in loans of $142.6 million, or 2.9% annualized
  Growth in total deposits of $434.7 million or 8.9% annualized
  TCE ratio(1) of 8.55%, compared with 8.67% at December 31, 2022 and 8.32% one year ago
  Redeemed $75 million floating rate (was 8.39%) subordinated notes due 2027 in March

ATLANTA, April 27, 2023 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $60.4 million, or $0.87 per diluted share, for the quarter ended March 31, 2023, compared with $81.7 million, or $1.17 per diluted share, for the quarter ended March 31, 2022. Included in the Company's first quarter results was a $49.7 million provision for credit losses related to the updated economic forecast, compared with $6.2 million in the first quarter of last year.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "While the recent events in the banking industry were unexpected, they have certainly given us an opportunity to highlight the importance of the strength and diversity reflected in our balance sheet. Not only do we have a diversified loan portfolio in product types, lines of business and geography, we also have a strong, stable core funding base that has taken years to build. Our focus on core banking and core fundamentals has never been more important. We have been good stewards of our capital, growing tangible book value by over 11% annualized, while also prudently increasing our allowance for loan losses. The increase in the allowance this quarter was driven by the economic forecast and was not due to any underlying credit issue. We believe the strength of our balance sheet and continued capital generation have us well positioned for the future."

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) was $212.6 million in the first quarter of 2023, a decrease of $12.5 million, or 5.6%, from last quarter and an increase of $39.0 million, or 22.5%, compared with the first quarter of 2022. The Company's net interest margin was 3.76% for the first quarter of 2023, down from 4.03% reported for the fourth quarter of 2022 and up from 3.35% reported for the first quarter of 2022. The decrease in net interest margin this quarter is primarily attributable to rising deposit costs in the current interest rate environment.

Yields on earning assets increased 34 basis points during the quarter to 5.25%, compared with 4.91% in the fourth quarter of 2022, and increased 169 basis points from 3.56% in the first quarter of 2022. Yields on loans increased to 5.44% during the first quarter of 2023, compared with 5.07% for the fourth quarter of 2022 and 4.37% for the first quarter of 2022.

Loan production in the banking division during the first quarter of 2023 was $563.0 million, with weighted average yields of 8.72%, compared with $612.9 million and 7.92%, respectively, in the fourth quarter of 2022 and $805.5 million and 5.17%, respectively, in the first quarter of 2022. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $3.4 billion during the first quarter of 2023, with weighted average yields of 6.57%, compared with $3.6 billion and 6.06%, respectively, during the fourth quarter of 2022 and $4.7 billion and 3.63%, respectively, during the first quarter of 2022.

The Company's total cost of funds was 1.59% in the first quarter of 2023, an increase of 65 basis points compared with the fourth quarter of 2022. Deposit costs increased 45 basis points during the first quarter of 2023 to 1.13%, compared with 0.68% in the fourth quarter of 2022. Costs of interest-bearing deposits increased during the quarter from 1.17% in the fourth quarter of 2022 to 1.82% in the first quarter of 2023, reflecting deposit pricing adjustments made during the fourth quarter of 2022 and first quarter of 2023.

Noninterest Income

Noninterest income increased $7.7 million, or 15.9%, in the first quarter of 2023 to $56.1 million, compared with $48.3 million for the fourth quarter of 2022, primarily as a result of increased mortgage banking activity, which increased by $8.5 million, or 37.4%, to $31.4 million in the first quarter of 2023, compared with $22.9 million for the fourth quarter of 2022. Gain on sale spreads increased to 1.96% in the first quarter of 2023 from 1.26% for the fourth quarter of 2022. Total production in the retail mortgage division was essentially flat at $946.4 million in the first quarter of 2023, compared with $947.3 million for the fourth quarter of 2022. The retail mortgage open pipeline was $725.9 million at the end of the first quarter of 2023, compared with $507.1 million at December 31, 2022.

Noninterest Expense

Noninterest expense increased $4.4 million, or 3.2%, to $139.4 million during the first quarter of 2023, compared with $135.1 million for the fourth quarter of 2022. During the fourth quarter of 2022, the Company recorded merger and conversion charges of $235,000, with no such charges recorded during the first quarter of 2023. Excluding those charges, adjusted expenses(1) increased approximately $4.6 million, or 3.4%, to $139.4 million in the first quarter of 2023, from $134.8 million in the fourth quarter of 2022. The increase in adjusted expenses(1) resulted from a $5.7 million increase in salaries and employee benefits primarily resulting from cyclical payroll tax and 401(k) expenses. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) increased to 51.99% in the first quarter of 2023, compared with 49.61% in the fourth quarter of 2022, primarily resulting from the cyclical compensation expenses.

Income Tax Expense

The Company's effective tax rate for the first quarter of 2023 was 23.1%, compared with 21.3% in the fourth quarter of 2022. The increased rate for the first quarter of 2023 was primarily a result of the impact of state rates applied to the Company's deferred tax asset during the fourth quarter of 2022.

Balance Sheet Trends

Total assets at March 31, 2023 were $26.09 billion, compared with $25.05 billion at December 31, 2022. Cash and cash equivalents increased 80.7% to $2.02 billion at March 31, 2023, compared with $1.12 billion at December 31, 2022. Debt securities available-for-sale were stable at $1.50 billion at both March 31, 2023 and December 31, 2022. Loans, net of unearned income, increased $142.6 million, or 2.9% annualized, to $20.00 billion at March 31, 2023, compared with $19.86 billion at December 31, 2022. Loans held for sale increased slightly to $395.1 million at March 31, 2023 from $392.1 million at December 31, 2022.

Investment securities remained consistent at $1.63 billion, or 6.8% of earning assets at the end of the first quarter of 2023, compared with $1.63 billion, or 7.2% of earning assets at the end of the 2022. This compares with $670.7 million, or 3.1% of earning assets at the end of the first quarter of 2022. The Company did not deploy excess liquidity into the securities portfolio until after rates starting rising during 2022; therefore, the unrealized loss position on the Company's available-for-sale securities portfolio is less than 3% of the portfolio.

At March 31, 2023, total deposits amounted to $19.90 billion, compared with $19.46 billion at December 31, 2022. At March 31, 2023, noninterest-bearing deposit accounts represented $7.30 billion, or 36.7% of total deposits, compared with $7.93 billion, or 40.7% of total deposits, at December 31, 2022. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.16 billion at March 31, 2023, compared with $12.80 billion at December 31, 2022. These funds represented 61.1% of the Company's total deposits at March 31, 2023, compared with 65.7% at the end of 2022, which has enabled the Company to prudently maintain its stable deposit customer base, while also managing its cost of funds sensitivity in a rising rate environment. During March, the Company redeemed its $75 million 5.75% Fixed-to-Floating Rate Subordinated Notes Due 2027 (which were at a current rate of 8.39%) with existing liquidity.

Shareholders' equity at March 31, 2023 totaled $3.25 billion, an increase of $55.8 million, or 1.7%, from December 31, 2022. The increase in shareholders' equity was primarily the result of earnings of $60.4 million during the first quarter of 2023 and improvement in other comprehensive income of $10.9 million resulting from changes in interest rates on the Company's investment portfolio, partially offset by dividends declared and share repurchases. Tangible book value per share(1) increased $0.87 per share, or 11.6% annualized, during the first quarter to $30.79 at March 31, 2023. The Company recorded an improvement of $0.16 per share of tangible book value(1) this quarter from other comprehensive income related to the decrease in net unrealized losses on the securities portfolio. Tangible common equity as a percentage of tangible assets was 8.55% at March 31, 2023, compared with 8.67% at the end of 2022.

Credit Quality

Credit quality remains strong in the Company. During the first quarter of 2023, the Company recorded a provision for credit losses of $49.7 million, compared with a provision of $32.9 million in the fourth quarter of 2022. The first quarter provision was primarily attributable to the updated economic forecast and loan growth of $142.6 million during the quarter. Nonperforming assets as a percentage of total assets were stable at 0.61% during the quarter. Approximately $75.0 million, or 46.8%, of the nonperforming assets at March 31, 2023 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets improved one basis point to 0.33% at March 31, 2023, compared with 0.34% at December 31, 2022. The net charge-off ratio was 22 basis points for the first quarter of 2023, compared with eight basis points in the fourth quarter of 2022 and nine basis points in the first quarter of 2022.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, April 28, 2023, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-833-470-1428. The conference call access code is 529368. A replay of the call will be available one hour after the end of the conference call until May 12, 2023. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 785707. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP financial measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
EARNINGS
Net income	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 81,698
Adjusted net income(1)	$ 59,935	$ 81,086	$ 91,817	$ 81,473	$ 75,039

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 0.87	$ 1.19	$ 1.34	$ 1.30	$ 1.18
Diluted	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.17
Adjusted diluted EPS(1)	$ 0.86	$ 1.17	$ 1.32	$ 1.18	$ 1.08
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15
Book value per share (period end)	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31
Tangible book value per share (period end)(1)	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84
Weighted average number of shares
Basic	69,171,562	69,138,431	69,124,855	69,136,046	69,345,735
Diluted	69,322,664	69,395,224	69,327,414	69,316,258	69,660,990
Period end number of shares	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084
Market data
High intraday price	$ 50.54	$ 54.24	$ 50.94	$ 46.28	$ 55.62
Low intraday price	$ 34.28	$ 44.61	$ 38.22	$ 39.37	$ 43.56
Period end closing price	$ 36.58	$ 47.14	$ 44.71	$ 40.18	$ 43.88
Average daily volume	$ 452,242	$ 340,890	$ 346,522	$ 446,121	$ 471,858

PERFORMANCE RATIOS
Return on average assets	0.98%	1.34%	1.56%	1.54%	1.42%
Adjusted return on average assets(1)	0.97%	1.32%	1.54%	1.40%	1.31%
Return on average common equity	7.54%	10.30%	11.76%	11.87%	11.06%
Adjusted return on average tangible common equity(1)	11.41%	15.78%	18.33%	17.18%	16.38%
Earning asset yield (TE)	5.25%	4.91%	4.37%	3.88%	3.56%
Total cost of funds	1.59%	0.94%	0.42%	0.22%	0.22%
Net interest margin (TE)	3.76%	4.03%	3.97%	3.66%	3.35%
Efficiency ratio	52.08%	49.57%	50.15%	51.67%	55.43%
Adjusted efficiency ratio (TE)(1)	51.99%	49.61%	50.12%	53.66%	56.95%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.47%	12.76%	13.10%	12.97%	12.76%
Tangible common equity to tangible assets(1)	8.55%	8.67%	8.75%	8.58%	8.32%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,093	2,079	2,071	2,050	2,033
Retail Mortgage Division	630	633	671	712	714
Warehouse Lending Division	8	8	9	9	10
SBA Division	39	39	40	36	35
Premium Finance Division	78	76	77	78	77
Total Ameris Bancorp FTE headcount	2,848	2,835	2,868	2,885	2,869

Branch locations	164	164	164	164	165
Deposits per branch location	$ 121,326	$ 118,675	$ 118,701	$ 120,030	$ 118,718

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
Interest income
Interest and fees on loans	$ 271,964	$ 250,263	$ 216,400	$ 190,740	$ 177,566
Interest on taxable securities	14,300	13,029	10,324	7,064	4,239
Interest on nontaxable securities	339	358	363	269	186
Interest on deposits in other banks	9,113	9,984	7,188	4,463	1,373
Interest on federal funds sold	—	8	27	32	10
Total interest income	295,716	273,642	234,302	202,568	183,374

Interest expense
Interest on deposits	53,182	33,071	14,034	4,908	4,092
Interest on other borrowings	30,882	16,434	7,287	6,296	6,738
Total interest expense	84,064	49,505	21,321	11,204	10,830

Net interest income	211,652	224,137	212,981	191,364	172,544

Provision for loan losses	49,376	24,648	17,469	13,227	(2,734)
Provision for unfunded commitments	346	8,246	192	1,779	9,009
Provision for other credit losses	7	(4)	(9)	(82)	(44)
Provision for credit losses	49,729	32,890	17,652	14,924	6,231
Net interest income after provision for credit losses	161,923	191,247	195,329	176,440	166,313

Noninterest income
Service charges on deposit accounts	10,936	11,125	11,168	11,148	11,058
Mortgage banking activity	31,392	22,855	40,350	58,761	62,938
Other service charges, commissions and fees	971	968	970	998	939
Gain (loss) on securities	6	3	(21)	248	(27)
Other noninterest income	12,745	13,397	12,857	12,686	12,003
Total noninterest income	56,050	48,348	65,324	83,841	86,911

Noninterest expense
Salaries and employee benefits	80,910	75,196	78,697	81,545	84,281
Occupancy and equipment	12,986	12,905	12,983	12,746	12,727
Data processing and communications expenses	13,034	12,486	12,015	12,155	12,572
Credit resolution-related expenses(1)	435	372	126	496	(965)
Advertising and marketing	3,532	3,818	3,553	3,122	1,988
Amortization of intangible assets	4,706	4,709	4,710	5,144	5,181
Merger and conversion charges	—	235	—	—	977
Other noninterest expenses	23,818	25,340	27,494	26,988	27,059
Total noninterest expense	139,421	135,061	139,578	142,196	143,820

Income before income tax expense	78,552	104,534	121,075	118,085	109,404
Income tax expense	18,131	22,313	28,520	28,019	27,706
Net income	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 81,698

Diluted earnings per common share	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.17

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Assets
Cash and due from banks	$ 266,400	$ 284,567	$ 269,193	$ 345,627	$ 257,316
Federal funds sold and interest-bearing deposits in banks	1,754,453	833,565	1,061,975	1,961,209	3,541,144
Debt securities available-for-sale, at fair value	1,496,836	1,500,060	1,255,149	1,052,268	579,204
Debt securities held-to-maturity, at amortized cost	134,175	134,864	130,214	111,654	91,454
Other investments	146,715	110,992	60,560	49,500	49,395
Loans held for sale	395,096	392,078	297,987	555,665	901,550

Loans, net of unearned income	19,997,871	19,855,253	18,806,856	17,561,022	16,143,801
Allowance for credit losses	(242,658)	(205,677)	(184,891)	(172,642)	(161,251)
Loans, net	19,755,213	19,649,576	18,621,965	17,388,380	15,982,550

Other real estate owned	1,502	843	843	835	1,910
Premises and equipment, net	218,878	220,283	222,694	224,249	224,293
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345
Other intangible assets, net	101,488	106,194	110,903	115,613	120,757
Cash value of bank owned life insurance	389,201	388,405	386,533	384,862	332,914
Other assets	412,781	416,213	372,570	474,552	455,460
Total assets	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292

Liabilities
Deposits
Noninterest-bearing	$ 7,297,893	$ 7,929,579	$ 8,343,200	$ 8,262,929	$ 7,870,207
Interest-bearing	12,599,562	11,533,159	11,123,719	11,422,053	11,718,234
Total deposits	19,897,455	19,462,738	19,466,919	19,684,982	19,588,441
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	953	2,065
Other borrowings	2,401,327	1,875,736	725,664	425,592	425,520
Subordinated deferrable interest debentures	128,820	128,322	127,823	127,325	126,827
Other liabilities	407,587	389,090	374,181	375,242	410,280
Total liabilities	22,835,189	21,855,886	20,694,587	20,614,094	20,553,133

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,484	72,264	72,247	72,251	72,212
Capital stock	1,937,664	1,935,211	1,932,906	1,931,088	1,928,702
Retained earnings	1,362,512	1,311,258	1,239,477	1,157,359	1,077,725
Accumulated other comprehensive income (loss), net of tax	(35,581)	(46,507)	(50,734)	(12,635)	(1,841)
Treasury stock	(83,884)	(74,826)	(74,826)	(74,687)	(69,639)
Total shareholders' equity	3,253,195	3,197,400	3,119,070	3,073,376	3,007,159
Total liabilities and shareholders' equity	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292

Other Data
Earning assets	$ 23,925,146	$ 22,826,812	$ 21,612,741	$ 21,291,318	$ 21,306,548
Intangible assets	1,117,134	1,121,840	1,133,974	1,138,669	1,143,102
Interest-bearing liabilities	15,129,709	13,537,217	11,977,206	11,975,923	12,272,646
Average assets	25,115,927	24,354,979	23,598,465	23,405,201	23,275,654
Average common shareholders' equity	3,250,289	3,168,320	3,123,718	3,043,280	2,994,652

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Allowance for Credit Losses
Balance at beginning of period	$ 258,163	$ 229,135	$ 216,703	$ 203,615	$ 200,981

Adoption of ASU 2022-02	(1,711)	—	—	—	—

Provision for loan losses	49,376	24,648	17,469	13,227	(2,734)
Provision for unfunded commitments	346	8,246	192	1,779	9,009
Provision for other credit losses	7	(4)	(9)	(82)	(44)
Provision for credit losses	49,729	32,890	17,652	14,924	6,231

Charge-offs	14,956	8,371	9,272	6,853	8,579
Recoveries	4,272	4,509	4,052	5,017	4,982
Net charge-offs (recoveries)	10,684	3,862	5,220	1,836	3,597

Ending balance	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 203,615

Allowance for loan losses	$ 242,658	$ 205,677	$ 184,891	$ 172,642	$ 161,251
Allowance for unfunded commitments	52,757	52,411	44,165	43,973	42,194
Allowance for other credit losses	82	75	79	88	170
Total allowance for credit losses	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 203,615

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 12,233	$ 5,108	$ 4,722	$ 4,391	$ 4,414
Consumer	1,140	1,136	1,228	1,137	1,425
Indirect automobile	34	86	50	41	88
Premium Finance	1,421	1,812	1,205	1,066	1,369
Real estate - construction and development	—	27	—	—	—
Real estate - commercial and farmland	—	196	2,014	81	1,283
Real estate - residential	128	6	53	137	—
Total charge-offs	14,956	8,371	9,272	6,853	8,579
Recoveries
Commercial, financial and agricultural	2,043	2,072	2,201	2,785	2,896
Consumer	297	217	277	230	158
Indirect automobile	216	229	276	265	275
Premium Finance	1,382	1,682	1,023	1,113	1,247
Real estate - construction and development	100	223	96	355	218
Real estate - commercial and farmland	44	48	96	44	37
Real estate - residential	190	38	83	225	151
Total recoveries	4,272	4,509	4,052	5,017	4,982
Net charge-offs (recoveries)	$ 10,684	$ 3,862	$ 5,220	$ 1,836	$ 3,597

Non-Performing Assets
Nonaccrual portfolio loans	$ 68,028	$ 65,221	$ 64,055	$ 72,352	$ 59,316
Other real estate owned	1,502	843	843	835	1,910
Repossessed assets	25	28	60	122	139
Accruing loans delinquent 90 days or more	15,792	17,865	12,378	8,542	6,584
Non-performing portfolio assets	$ 85,347	$ 83,957	$ 77,336	$ 81,851	$ 67,949
Serviced GNMA-guaranteed mortgage nonaccrual loans	74,999	69,587	54,621	50,560	43,281
Total non-performing assets	$ 160,346	$ 153,544	$ 131,957	$ 132,411	$ 111,230

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.33%	0.34%	0.32%	0.35%	0.29%
Total non-performing assets as a percent of total assets	0.61%	0.61%	0.55%	0.56%	0.47%
Net charge-offs as a percent of average loans (annualized)	0.22%	0.08%	0.11%	0.04%	0.09%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Loans by Type
Commercial, financial and agricultural	$ 2,722,180	$ 2,679,403	$ 2,245,287	$ 2,022,845	$ 1,836,663
Consumer	349,775	384,037	162,345	167,237	173,642
Indirect automobile	83,466	108,648	137,183	172,245	214,120
Mortgage warehouse	958,418	1,038,924	980,342	949,191	732,375
Municipal	505,515	509,151	516,797	529,268	547,926
Premium Finance	947,257	1,023,479	1,062,724	942,357	819,163
Real estate - construction and development	2,144,605	2,086,438	2,009,726	1,747,284	1,577,215
Real estate - commercial and farmland	7,721,732	7,604,868	7,516,309	7,156,017	6,924,475
Real estate - residential	4,564,923	4,420,305	4,176,143	3,874,578	3,318,222
Total loans	$ 19,997,871	$ 19,855,253	$ 18,806,856	$ 17,561,022	$ 16,143,801

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 19,654,232	$ 19,513,726	$ 18,483,046	$ 17,296,520	$ 15,899,956
Grade 6 - Other assets especially mentioned	116,345	104,614	110,408	68,444	51,670
Grade 7 - Substandard	227,294	236,913	213,402	196,058	192,175
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$ 19,997,871	$ 19,855,253	$ 18,806,856	$ 17,561,022	$ 16,143,801

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Earning Assets
Federal funds sold	$ —	$ 924	$ 5,000	$ 17,692	$ 20,000
Interest-bearing deposits in banks	859,614	1,009,935	1,394,529	2,209,761	3,393,238
Debt securities - taxable	1,586,404	1,451,861	1,242,811	932,824	623,498
Debt securities - nontaxable	43,052	44,320	45,730	39,236	29,605
Other investments	131,044	83,730	51,209	49,550	47,872
Loans held for sale	490,295	371,952	471,070	944,964	1,097,098
Loans	19,820,749	19,212,560	18,146,083	16,861,674	15,821,397
Total Earning Assets	$ 22,931,158	$ 22,175,282	$ 21,356,432	$ 21,055,701	$ 21,032,708

Deposits
Noninterest-bearing deposits	$ 7,136,373	$ 8,138,887	$ 8,259,625	$ 7,955,765	$ 7,658,451
NOW accounts	4,145,991	3,621,454	3,701,045	3,695,490	3,684,772
MMDA	4,994,195	5,161,047	5,026,815	5,087,199	5,240,922
Savings accounts	1,005,614	1,010,966	1,030,298	1,007,340	973,724
Retail CDs	1,612,325	1,450,037	1,506,761	1,693,740	1,774,016
Brokered CDs	125,133	—	—	—	—
Total Deposits	19,019,631	19,382,391	19,524,544	19,439,534	19,331,885
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	1	92	1,854	4,020
FHLB advances	1,968,811	918,228	94,357	48,746	48,786
Other borrowings	361,445	377,056	376,942	376,829	443,657
Subordinated deferrable interest debentures	128,557	128,060	127,560	127,063	126,563
Total Non-Deposit Funding	2,458,813	1,423,345	598,951	554,492	623,026
Total Funding	$ 21,478,444	$ 20,805,736	$ 20,123,495	$ 19,994,026	$ 19,954,911

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Interest Income
Federal funds sold	$ —	$ 8	$ 27	$ 32	$ 10
Interest-bearing deposits in banks	9,113	9,984	7,188	4,463	1,373
Debt securities - taxable	14,300	13,029	10,324	7,064	4,239
Debt securities - nontaxable (TE)	429	454	459	341	235
Loans held for sale	7,007	5,519	6,012	10,036	8,132
Loans (TE)	265,802	245,603	211,223	181,602	170,398
Total Earning Assets	$ 296,651	$ 274,597	$ 235,233	$ 203,538	$ 184,387

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 15,033	$ 8,564	$ 3,733	$ 1,246	$ 824
MMDA	27,809	20,683	8,613	2,204	1,643
Savings accounts	1,288	654	360	140	133
Retail CDs	7,629	3,170	1,328	1,318	1,492
Brokered CDs	1,423	—	—	—	—
Total Interest-Bearing Deposits	53,182	33,071	14,034	4,908	4,092
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	1	3
FHLB advances	22,448	8,801	527	192	190
Other borrowings	5,349	4,953	4,655	4,437	5,164
Subordinated deferrable interest debentures	3,085	2,680	2,105	1,666	1,381
Total Non-Deposit Funding	30,882	16,434	7,287	6,296	6,738
Total Interest-Bearing Funding	$ 84,064	$ 49,505	$ 21,321	$ 11,204	$ 10,830

Net Interest Income (TE)	$ 212,587	$ 225,092	$ 213,912	$ 192,334	$ 173,557

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2023	2022	2022	2022	2022
Earning Assets
Federal funds sold	— %	3.43%	2.14%	0.73%	0.20%
Interest-bearing deposits in banks	4.30%	3.92%	2.04%	0.81%	0.16%
Debt securities - taxable	3.66%	3.56%	3.30%	3.04%	2.76%
Debt securities - nontaxable (TE)	4.04%	4.06%	3.98%	3.49%	3.22%
Loans held for sale	5.80%	5.89%	5.06%	4.26%	3.01%
Loans (TE)	5.44%	5.07%	4.62%	4.32%	4.37%
Total Earning Assets	5.25%	4.91%	4.37%	3.88%	3.56%

Interest-Bearing Deposits
NOW accounts	1.47%	0.94%	0.40%	0.14%	0.09%
MMDA	2.26%	1.59%	0.68%	0.17%	0.13%
Savings accounts	0.52%	0.26%	0.14%	0.06%	0.06%
Retail CDs	1.92%	0.87%	0.35%	0.31%	0.34%
Brokered CDs	4.61%	— %	— %	— %	— %
Total Interest-Bearing Deposits	1.82%	1.17%	0.49%	0.17%	0.14%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	— %	— %	— %	0.22%	0.30%
FHLB advances	4.62%	3.80%	2.22%	1.58%	1.58%
Other borrowings	6.00%	5.21%	4.90%	4.72%	4.72%
Subordinated deferrable interest debentures	9.73%	8.30%	6.55%	5.26%	4.43%
Total Non-Deposit Funding	5.09%	4.58%	4.83%	4.55%	4.39%
Total Interest-Bearing Liabilities	2.38%	1.55%	0.71%	0.37%	0.36%

Net Interest Spread	2.87%	3.36%	3.66%	3.51%	3.20%

Net Interest Margin(2)	3.76%	4.03%	3.97%	3.66%	3.35%

Total Cost of Funds(3)	1.59%	0.94%	0.42%	0.22%	0.22%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
Net income available to common shareholders	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 81,698

Adjustment items:
Merger and conversion charges	—	235	—	—	977
(Gain) loss on sale of MSR	—	(1,672)	316	—	—
Servicing right impairment (recovery)	—	—	(1,332)	(10,838)	(9,654)
Gain on BOLI proceeds	(486)	—	(55)	—	—
Natural disaster and pandemic charges	—	—	151	—	—
(Gain) loss on bank premises	—	—	—	(39)	(6)
Tax effect of adjustment items (Note 1)	—	302	182	2,284	2,024
After tax adjustment items	(486)	(1,135)	(738)	(8,593)	(6,659)
Adjusted net income	$ 59,935	$ 81,086	$ 91,817	$ 81,473	$ 75,039

Weighted average number of shares - diluted	69,322,664	69,395,224	69,327,414	69,316,258	69,660,990
Net income per diluted share	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.17
Adjusted net income per diluted share	$ 0.86	$ 1.17	$ 1.32	$ 1.18	$ 1.08

Average assets	$ 25,115,927	$ 24,354,979	$ 23,598,465	$ 23,405,201	$ 23,275,654
Return on average assets	0.98%	1.34%	1.56%	1.54%	1.42%
Adjusted return on average assets	0.97%	1.32%	1.54%	1.40%	1.31%

Average common equity	$ 3,250,289	$ 3,168,320	$ 3,123,718	$ 3,043,280	$ 2,994,652
Average tangible common equity	$ 2,130,856	$ 2,039,094	$ 1,987,385	$ 1,902,265	$ 1,857,713
Return on average common equity	7.54%	10.30%	11.76%	11.87%	11.06%
Adjusted return on average tangible common equity	11.41%	15.78%	18.33%	17.18%	16.38%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 1Q22 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Adjusted Noninterest Expense
Total noninterest expense	$ 139,421	$ 135,061	$ 139,578	$ 142,196	$ 143,820
Adjustment items:
Merger and conversion charges	—	(235)	—	—	(977)
Natural disaster and pandemic charges	—	—	(151)	—	—
Gain (loss) on bank premises	—	—	—	39	6
Adjusted noninterest expense	$ 139,421	$ 134,826	$ 139,427	$ 142,235	$ 142,849

Total Revenue
Net interest income	$ 211,652	$ 224,137	$ 212,981	$ 191,364	$ 172,544
Noninterest income	56,050	48,348	65,324	83,841	86,911
Total revenue	$ 267,702	$ 272,485	$ 278,305	$ 275,205	$ 259,455

Adjusted Total Revenue
Net interest income (TE)	$ 212,587	$ 225,092	$ 213,912	$ 192,334	$ 173,557
Noninterest income	56,050	48,348	65,324	83,841	86,911
Total revenue (TE)	268,637	273,440	279,236	276,175	260,468
Adjustment items:
(Gain) loss on securities	(6)	(3)	21	(248)	27
(Gain) loss on sale of MSR	—	(1,672)	316	—	—
Gain on BOLI proceeds	(486)	—	(55)	—	—
Servicing right impairment (recovery)	—	—	(1,332)	(10,838)	(9,654)
Adjusted total revenue (TE)	$ 268,145	$ 271,765	$ 278,186	$ 265,089	$ 250,841

Efficiency ratio	52.08%	49.57%	50.15%	51.67%	55.43%
Adjusted efficiency ratio (TE)	51.99%	49.61%	50.12%	53.66%	56.95%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
Total shareholders' equity	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159
Less:
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345
Other intangibles, net	101,488	106,194	110,903	115,613	120,757
Total tangible shareholders' equity	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057

Period end number of shares	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084
Book value per share (period end)	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31
Tangible book value per share (period end)	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
Total shareholders' equity	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159
Less:
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345
Other intangibles, net	101,488	106,194	110,903	115,613	120,757
Total tangible shareholders' equity	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057

Total assets	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292
Less:
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345
Other intangibles, net	101,488	106,194	110,903	115,613	120,757
Total tangible assets	$ 24,971,250	$ 23,931,446	$ 22,679,683	$ 22,548,801	$ 22,417,190

Equity to Assets	12.47%	12.76%	13.10%	12.97%	12.76%
Tangible Common Equity to Tangible Assets	8.55%	8.67%	8.75%	8.58%	8.32%

PPNR ROA	Table 9E
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2023	2022	2022	2022	2022
Net income	60,421	82,221	92,555	90,066	81,698
Plus:
Income taxes	18,131	22,313	28,520	28,019	27,706
Provision for credit losses	49,729	32,890	17,652	14,924	6,231
PPNR	128,281	137,424	138,727	133,009	115,635

Average Assets	25,115,927	24,354,979	23,598,465	23,405,201	23,275,654

Return on Average Assets (ROA)	0.98%	1.34%	1.56%	1.54%	1.42%
PPNR ROA	2.07%	2.24%	2.33%	2.28%	2.01%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
Banking Division
Net interest income	$ 175,340	$ 185,909	$ 174,507	$ 152,122	$ 133,745
Provision for credit losses	47,140	35,946	10,551	10,175	5,226
Noninterest income	23,898	23,448	23,269	23,469	21,364
Noninterest expense
Salaries and employee benefits	56,454	52,296	48,599	46,733	49,195
Occupancy and equipment expenses	11,606	11,482	11,357	11,168	11,074
Data processing and telecommunications expenses	11,797	11,085	10,779	10,863	11,230
Other noninterest expenses	19,023	21,811	22,974	21,123	20,045
Total noninterest expense	98,880	96,674	93,709	89,887	91,544
Income before income tax expense	53,218	76,737	93,516	75,529	58,339
Income tax expense	12,850	16,545	22,706	19,120	16,996
Net income	$ 40,368	$ 60,192	$ 70,810	$ 56,409	$ 41,343

Retail Mortgage Division
Net interest income	$ 20,027	$ 19,837	$ 19,283	$ 20,779	$ 19,295
Provision for credit losses	2,853	(2,778)	9,043	4,499	1,587
Noninterest income	31,058	24,011	38,584	57,795	61,649
Noninterest expense
Salaries and employee benefits	20,160	19,164	25,813	31,219	31,614
Occupancy and equipment expenses	1,283	1,242	1,460	1,406	1,471
Data processing and telecommunications expenses	1,069	1,203	1,082	1,123	1,172
Other noninterest expenses	11,747	11,126	11,641	12,812	12,645
Total noninterest expense	34,259	32,735	39,996	46,560	46,902
Income before income tax expense	13,973	13,891	8,828	27,515	32,455
Income tax expense	2,934	2,916	1,854	5,779	6,815
Net income	$ 11,039	$ 10,975	$ 6,974	$ 21,736	$ 25,640

Warehouse Lending Division
Net interest income	$ 5,700	$ 6,601	$ 6,979	$ 6,700	$ 6,447
Provision for credit losses	(194)	117	(1,836)	867	(222)
Noninterest income	480	579	1,516	1,041	1,401
Noninterest expense
Salaries and employee benefits	802	427	1,055	208	283
Occupancy and equipment expenses	1	1	1	1	1
Data processing and telecommunications expenses	46	49	43	48	47
Other noninterest expenses	202	191	209	212	218
Total noninterest expense	1,051	668	1,308	469	549
Income before income tax expense	5,323	6,395	9,023	6,405	7,521
Income tax expense	1,118	1,342	1,895	1,346	1,579
Net income	$ 4,205	$ 5,053	$ 7,128	$ 5,059	$ 5,942

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2023	2022	2022	2022	2022
SBA Division
Net interest income	$ 1,945	$ 2,491	$ 2,424	$ 3,798	$ 6,011
Provision for credit losses	(104)	265	52	(523)	(143)
Noninterest income	605	302	1,946	1,526	2,491
Noninterest expense
Salaries and employee benefits	1,297	1,306	1,412	1,316	1,271
Occupancy and equipment expenses	37	98	82	81	99
Data processing and telecommunications expenses	37	30	29	29	28
Other noninterest expenses	422	368	100	539	380
Total noninterest expense	1,793	1,802	1,623	1,965	1,778
Income before income tax expense	861	726	2,695	3,882	6,867
Income tax expense	179	153	566	815	1,442
Net income	$ 682	$ 573	$ 2,129	$ 3,067	$ 5,425

Premium Finance Division
Net interest income	$ 8,640	$ 9,299	$ 9,788	$ 7,965	$ 7,046
Provision for credit losses	34	(660)	(158)	(94)	(217)
Noninterest income	9	8	9	10	6
Noninterest expense
Salaries and employee benefits	2,197	2,003	1,818	2,069	1,918
Occupancy and equipment expenses	59	82	83	90	82
Data processing and telecommunications expenses	85	119	82	92	95
Other noninterest expenses	1,097	978	959	1,064	952
Total noninterest expense	3,438	3,182	2,942	3,315	3,047
Income before income tax expense	5,177	6,785	7,013	4,754	4,222
Income tax expense	1,050	1,357	1,499	959	874
Net income	$ 4,127	$ 5,428	$ 5,514	$ 3,795	$ 3,348

Total Consolidated
Net interest income	$ 211,652	$ 224,137	$ 212,981	$ 191,364	$ 172,544
Provision for credit losses	49,729	32,890	17,652	14,924	6,231
Noninterest income	56,050	48,348	65,324	83,841	86,911
Noninterest expense
Salaries and employee benefits	80,910	75,196	78,697	81,545	84,281
Occupancy and equipment expenses	12,986	12,905	12,983	12,746	12,727
Data processing and telecommunications expenses	13,034	12,486	12,015	12,155	12,572
Other noninterest expenses	32,491	34,474	35,883	35,750	34,240
Total noninterest expense	139,421	135,061	139,578	142,196	143,820
Income before income tax expense	78,552	104,534	121,075	118,085	109,404
Income tax expense	18,131	22,313	28,520	28,019	27,706
Net income	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 81,698

CONTACT: For more information, contact: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514